UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Amendment No. 1 FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	October 3, 2010

Incoming, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-152012	42-1768468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Fifth Avenue, V235 New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

(917) 210-1074
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________ Copies to: Peter J. Bilfield, Esq. Shipman & Goodwin LLP 300 Atlantic Street Stamford, Connecticut 06901 (203) 324-8100 ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 3, 2010, the Board of Directors (the “Board”) of Incoming, Inc. (the “Company”) concluded, based on the recommendation of management, that the unaudited balance sheet and related statement of members’ equity as of June 30, 2010 and the related statements of operations for the three and six month periods ended June 30, 2010 and notes thereto (the “NABE Interim Financial Statements”) of North American Bio-Energies, LLC, a North Carolina limited liability company (“NABE”), previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 24, 2010 in its Current Report on Form 8-K, as amended by Amendment No. 1 thereto filed by the Company with the Commission on September 9, 2010 (the “Super 8-K”) should no longer be relied upon.

The Company determined that there was an error related to the classifications of certain transactions occurring in May 2010 in which NABE purchased off specification biodiesel to be reprocessed to meet ASTM standards and then sold it to end users. The transactions were originally recorded as brokered sales, in which case the original seller would be responsible for collecting payment from the end user directly. These transactions should have been recorded as direct sales, as NABE is in fact responsible for the collection of payment from the end users and disbursement to the original sellers.  In addition, the Company determined that certain costs related to these transactions were not recorded and has adjusted cost of revenues to include these additional costs.

The effect of the correction on the balance sheet is expected to increase related party accounts receivable by $200,406 and increase accounts payable by $274,916. Related party accounts receivable as originally reported as of June 30, 2010 were $105,548; the restated amount is $305,954. Accounts payable as originally recorded as of June 30, 2010 were $240,085; the restated amount is $515,001. As a result, members’ equity will be decreased by $74,510 for a restated total of $225,109.

The effect of the correction on the statement of operations is expected to increase revenues from related parties by $48,733 and increase the cost of revenues by $123,243. Revenues from related parties as originally reported for the three and six month periods ended June 30, 2010 were $241,882 and $330,960, respectively. The restated amounts for the same periods are $290,615 and $379,693, respectively.

Cost of revenues as originally reported for the three and six month periods ended June 30, 2010 were $168,114 and $224,286 respectively. The restated amounts are $291,357 and $347,529. As a result, the restated gross profit for the three and six month periods ended June 30, 2010 are $29,191 and $52,345 respectively. The restated net income for the same periods is $10,273 and $24,576, respectively.

Management and the Board have discussed their findings and conclusions with MaloneBailey, LLP, the Company's independent registered public accounting firm. The Company is working with MaloneBailey, LLP to determine if additional adjustments or changes to the NABE Interim Financial Statements are necessary.  The Company will file an amendment to the Super 8-K as soon as reasonably practicable following this filing to include the unaudited, restated NABE Interim Financial Statements and any other required disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCOMING, INC.

Date: October 15, 2010	By:	/s/ Victor AbiJaoudi II
	Name:	Victor AbiJaoudi II
	Title:	President and Chief Operating Officer